Execution Copy














                               AGREEMENT AND PLAN
                                    OF MERGER
                                 BY AND BETWEEN
                            Fidelity Bankshares, INC.
                                       AND
                          First Community Bancorp, Inc.




                               September 21, 2004

                                TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS..................................................2
         1.1.     Certain Definitions..........................................2
ARTICLE II THE MERGER..........................................................7
         2.1.     Merger.......................................................7
         2.2.     Closing; Effective Time......................................7
         2.3.     Certificate of Incorporation and Bylaws......................7
         2.4.     Directors and Officers of Surviving Corporation..............8
         2.5.     Effects of the Merger........................................8
         2.6.     Tax Consequences.............................................8
         2.7.     Possible Alternative Structures..............................8
         2.8.     Additional Actions...........................................9
ARTICLE III CONVERSION OF SHARES...............................................9
         3.1.     Conversion of FCB Common Stock; Merger Consideration.........9
         3.2.     Fractional Shares...........................................10
         3.3.     Procedures for Exchange of FCB Common Stock.................11
         3.4.     Treatment of FCB Options....................................13
         3.5.     Bank Merger.................................................13
         3.6.     Reservation of Shares.......................................13
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF FCB..............................14
         4.1.     Standard....................................................14
         4.2.     Organization................................................15
         4.3.     Capitalization..............................................15
         4.4.     Authority; No Violation.....................................16
         4.5.     Consents....................................................17
         4.6.     Financial Statements........................................17
         4.7.     Taxes.......................................................18
         4.8.     No Material Adverse Effect..................................18
         4.9.     Material Contracts; Leases; Defaults........................18
         4.10.    Ownership of Property; Insurance Coverage...................19
         4.11.    Legal Proceedings...........................................20
         4.12.    Compliance With Applicable Law..............................21
         4.13.    Employee Benefit Plans......................................22
         4.14.    Brokers, Finders and Financial Advisors.....................25
         4.15.    Environmental Matters.......................................25
         4.16.    Loan Portfolio..............................................26
         4.17.    Related Party Transactions..................................28
         4.18.    Deposits....................................................28
         4.19.    Antitakeover Provisions Inapplicable; Required Vote.........28
         4.20.    Registration Obligations....................................28
         4.21.    Risk Management Instruments.................................28
         4.22.    Fairness Opinion............................................29
         4.23.    Intellectual Property.......................................29
         4.24.    Trust Accounts..............................................29
         4.25.    Labor Matters...............................................29
         4.26.    FCB Information Supplied....................................29

                                      (i)

ARTICLE V REPRESENTATIONS AND WARRANTIES OF FIDELITY BANKSHARES...............30
         5.1.     Standard....................................................30
         5.2.     Organization................................................30
         5.3.     Capitalization..............................................31
         5.4.     Authority; No Violation.....................................32
         5.5.     Consents....................................................32
         5.6.     Financial Statements........................................33
         5.7.     Taxes.......................................................34
         5.8.     No Material Adverse Effect..................................34
         5.9.     Ownership of Property; Insurance Coverage...................34
         5.10.    Legal Proceedings...........................................35
         5.11.    Compliance With Applicable Law..............................35
         5.12.    Employee Benefit Plans......................................36
         5.13.    Environmental Matters.......................................38
         5.14.    Loan Portfolio..............................................39
         5.15.    Securities Documents........................................40
         5.16.    Antitakeover Provisions Inapplicable........................40
         5.17.    Brokers, Finders and Financial Advisors.....................40
         5.18.    Fidelity Bankshares Common Stock............................40
         5.19.    Material Contracts; Leases, Defaults........................40
         5.20.    Fidelity Bankshares Information Supplied....................40
ARTICLE VI COVENANTS OF FCB...................................................41
         6.1.     Conduct of Business.........................................41
         6.2.     Current Information.........................................45
         6.3.     Access to Properties and Records............................46
         6.4.     Financial and Other Statements..............................47
         6.5.     Maintenance of Insurance....................................47
         6.6.     Disclosure Supplements......................................47
         6.7.     Consents and Approvals of Third Parties.....................48
         6.8.     All Reasonable Efforts......................................48
         6.9.     Failure to Fulfill Conditions...............................48
         6.10.    No Solicitation.............................................48
         6.11.    Reserves and Merger-Related Costs...........................49
         6.12.    Board of Directors and Committee Meetings...................50
ARTICLE VII COVENANTS OF FIDELITY BANKSHARES..................................50
         7.1.     Conduct of Business.........................................50
         7.2.     Current Information and Consultation........................50
         7.3.     Financial and Other Statements..............................50
         7.4.     Disclosure Supplements......................................51
         7.5.     Consents and Approvals of Third Parties.....................51
         7.6.     All Reasonable Efforts......................................51
         7.7.     Failure to Fulfill Conditions...............................51
         7.8.     Employee Benefits...........................................51
         7.9.     Directors and Officers Indemnification and Insurance........53
         7.10.    Stock Listing...............................................54
         7.11.    Stock and Cash Reserve......................................54

                                      (ii)

         7.12.    Communications to FCB Employees; Training...................54
ARTICLE VIII REGULATORY AND OTHER MATTERS.....................................54
         8.1.     Meeting of Stockholders.....................................54
         8.2.     Proxy Statement-Prospectus; Merger Registration Statement...55
         8.3.     Regulatory Approvals........................................56
         8.4.     Affiliates..................................................56
ARTICLE IX CLOSING CONDITIONS.................................................56
         9.1.     Conditions to Each Party's Obligations under this Agreement.56
         9.2.     Conditions to the Obligations of Fidelity Bankshares under this Agreement.............................................58
         9.3.     Conditions to the Obligations of FCB under this Agreement...59
ARTICLE X THE CLOSING.........................................................59
         10.1.    Time and Place..............................................59
         10.2.    Deliveries at the Pre-Closing and the Closing...............60
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER..................................60
         11.1.    Termination.................................................60
         11.2.    Effect of Termination.......................................64
         11.3.    Amendment, Extension and Waiver.............................65
ARTICLE XII MISCELLANEOUS.....................................................65
         12.1.    Confidentiality.............................................65
         12.2.    Public Announcements........................................66
         12.3.    Survival....................................................66
         12.4.    Notices.....................................................66
         12.5.    Parties in Interest.........................................67
         12.6.    Complete Agreement..........................................67
         12.7.    Counterparts................................................67
         12.8.    Severability................................................67
         12.9.    Governing Law...............................................67
         12.10.   Interpretation..............................................67
         12.11.   Specific Performance........................................68
         12.12.   Waiver of Trial by Jury.....................................68


Exhibit A         Form of Voting Agreement
Exhibit B         Form of Agreement and Plan of Bank Merger
Exhibit C         Affiliates Agreement

                                     (iii)

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of September 21, 2004, by and between Fidelity Bankshares, Inc., a Delaware corporation ("Fidelity Bankshares"), and First Community Bancorp, Inc., a Florida corporation ("FCB").

                                    Recitals

     1. The Board of Directors of each of Fidelity Bankshares and FCB (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has approved this Agreement at meetings of each of such Boards of Directors.

     2. In accordance with the terms of this Agreement, FCB will merge with and into Fidelity Bankshares (the "Merger"), and immediately thereafter First Community Bank, which is a wholly owned subsidiary of FCB, will be merged with and into Fidelity Federal Bank & Trust, a wholly owned subsidiary of Fidelity Bankshares.

     3. As a condition to the willingness of Fidelity Bankshares to enter into this Agreement, each of the executive officers and directors of FCB have entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with Fidelity Bankshares (the "Voting Agreement"), pursuant to which each such executive officer and director has agreed, among other things, to vote all shares of common stock of FCB owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements.

     4. The parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be and is hereby adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code.

     5. The parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

     6. In consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

1.1.          Certain Definitions.

     As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

     "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

     "Agreement" means this agreement, and any amendment hereto.

     "Bank Merger" shall mean the merger of First Community Bank of Palm Beach County with and into Fidelity Federal Bank & Trust, with Fidelity Federal Bank & Trust as the surviving institution, which merger shall occur immediately following the Merger.

     "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the OTS, FDIC, the Department and the FRB, which regulates Fidelity Federal Bank & Trust, First Community Bank, and their respective holding companies or subsidiaries, as the case may be.

     "Certificate"  shall  mean a  certificate  evidencing  shares of FCB Common
Stock.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Confidentiality   Agreement"  shall  mean  the  confidentiality  agreement
referred to in Section 12.1 of this Agreement.

     "Department" shall mean the Florida Department of Financial Services, Office of Financial Regulation.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Dissenting Shares" shall have the meaning set forth in Section 3.1.4.

     "Dissenting Stockholder" shall have the meaning set forth in Section 3.1.4.

     "Effective Time" shall mean the date and time specified pursuant to Section
2.2 as the effective time of the Merger.

     "Environmental Laws" shall mean any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall mean American Stock Transfer & Trust Company, or such other bank or trust company or other agent designated by Fidelity
Bankshares, and reasonably acceptable to FCB, which shall act as agent for Fidelity Bankshares in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

     "Exchange Fund" shall have the meaning set forth in Section 3.3.1.

     "Exchange Ratio" shall have the meaning set forth in Section 3.1.3.

     "FBCA" shall mean the Florida Business Corporation Act.

     "FCB" shall mean First Community Bancorp, Inc., a Florida corporation, with its principal offices located at 104 South Lake Avenue, Pahokee, Florida 33476.

     "FCB Common Stock" shall mean both the voting and non-voting common stock, par value $0.10 per share, of FCB.

     "FCB  DISCLOSURE   SCHEDULE"  shall  mean  a  written  disclosure  schedule
delivered  by  FCB  to  Fidelity  Bankshares   specifically   referring  to  the
appropriate section of this Agreement.

     "FCB Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of FCB as of December 31, 2003 and 2002 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of FCB for each of the three years ended December 31, 2003, 2002 and 2001, and (ii) the unaudited interim consolidated financial statements of FCB as of the end of each calendar quarter following December 31, 2003 and for the periods then ended.

     "FCB Option" shall mean an option to purchase shares of FCB Common Stock granted pursuant to the outstanding option agreements and outstanding as of the date hereof, as set forth in FCB DISCLOSURE SCHEDULE 4.3.1.

     "FCB Regulatory Reports" means the Call Reports of First Community Bank, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), as filed with the FDIC with respect to each calendar quarter beginning with the quarter ended September 30, 2003, through the Closing Date, and all Annual Reports on Form FR Y-6, any Current Report on Form FR Y-6A filed with the FRB by FCB from December 31, 2002 through the Closing Date.

     "FCB  Stockholders  Meeting"  shall have the  meaning  set forth in Section
8.1.1.

     "FCB Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by FCB or First Community Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of First Community Bank.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLB" shall mean the Federal Home Loan Bank of Atlanta.

     "Fidelity   Bankshares"   shall  mean   Fidelity   Bankshares,   a  Florida
corporation, with its principal executive offices located at 205 Datura Street, West Palm Beach, Florida 33401.

     "Fidelity Bankshares Common Stock" shall mean the common stock, par value $0.10 per share, of Fidelity Bankshares.

     "FIDELITY BANKSHARES DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by Fidelity Bankshares to FCB specifically referring to the appropriate section of this Agreement.

     "Fidelity Bankshares Stock Benefit Plans" shall mean the 2002 Incentive Stock Benefit Plan.

     "Fidelity Bankshares Financial Statements" shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of Fidelity Bankshares as of December 31, 2003 and 2002 and the consolidated statements of income, comprehensive income, changes in stockholders'  equity and cash flows (including related notes and schedules,  if any) of Fidelity Bankshares for each of the three years ended December 31, 2003, 2002 and 2001, as set forth in Fidelity Bankshares' annual report on Form 10-K for the year ended December 31, 2003, and (ii) the unaudited interim consolidated financial statements of Fidelity Bankshares as of the end of each calendar quarter following December 31, 2003, and for the periods then ended, as filed by Fidelity Bankshares in its Securities Documents.

     "Fidelity Bankshares Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Fidelity

Bankshares or Fidelity Federal Bank & Trust, except any corporation the stock of which is held in the ordinary course of the lending activities of Fidelity Federal Bank & Trust.

     "Fidelity Federal Bank & Trust" shall mean Fidelity Federal Bank & Trust, a federally chartered stock savings association, with its principal offices located at 205 Datura Street, West Palm Beach, Florida 33401, which is a wholly owned subsidiary of Fidelity Bankshares.

     "First Community Bank" shall mean First Community Bank of Palm Beach County; a Florida chartered commercial bank, with its principal offices located at 104 South Lake Avenue, Pahokee, Florida 33476, which is a wholly owned subsidiary of FCB.

     "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" shall mean accounting principles generally accepted in the United States of America.

     "Governmental Entity" shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "HOLA" shall mean the Home Owners' Loan Act, as amended.

     "IRS" shall mean the United States Internal Revenue Service.

     "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an executive officer or director of that Person.

     "Material Adverse Effect" shall mean, with respect to Fidelity Bankshares or FCB, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Fidelity Bankshares and its Subsidiaries taken as a whole, or FCB and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either FCB, on the one hand, or Fidelity Bankshares, on the other hand, to perform its obligations under this Agreement or otherwise materially impedes the consummation of the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions and their holding companies generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective Subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement (consistent with the information included in the Fidelity Bankshares Disclosure Schedules and the FCB Disclosure Schedules), and (e) any change in the value of the securities or loan portfolio of Fidelity Bankshares or FCB, respectively, whether held as available for sale or held to maturity, resulting from a change in interest rates generally.

     "Materials  of  Environmental  Concern"  means  pollutants,   contaminants,
wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

     "Merger" shall mean the merger of FCB with and into Fidelity Bankshares pursuant to the terms hereof.

     "Merger   Consideration"  shall  mean  the  cash  and  shares  of  Fidelity
Bankshares Common Stock, as set forth in Section 3.1.

     "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of Fidelity Bankshares Common Stock to be offered to holders of FCB Common Stock in connection with the Merger.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq" shall mean the Nasdaq National Market.

     "Option Payment" shall have the meaning set forth in Section 3.4.

     "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Person"  shall  mean  any  individual,  corporation,   partnership,  joint
venture, association, trust or "group" (as that term is defined under the Exchange Act).

     "Proxy Statement-Prospectus" shall have the meaning set forth in Section 8.2.1.

     "Regulatory Agreement" shall have the meaning set forth in Section 4.12.3.

         "Regulatory Approvals" means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger, the Bank Merger and the related transactions contemplated by this Agreement.

         "Representative" shall have the meaning set forth in Section 3.2.2.

     "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1.

     "Termination Date" shall mean June 30, 2005.

     "Treasury Stock" shall have the meaning set forth in Section 3.1.2.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

     2.1. Merger.

     Subject to the terms and  conditions  of this  Agreement,  at the Effective
Time: (a) FCB shall merge with and into Fidelity Bankshares, with Fidelity Bankshares as the resulting or surviving corporation (the "Surviving Corporation"); and (b) the separate existence of FCB shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of FCB shall be vested in and assumed by Fidelity Bankshares. As part of the Merger, each share of FCB Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III.

     2.2. Closing; Effective Time.

     The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State and the Florida Secretary of State on the day of the Closing (the "Closing Date"), in accordance with the DGCL and FBCA, respectively. The "Effective Time" means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State and the Florida Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL and FBCA, respectively.

     2.3. Certificate of Incorporation and Bylaws.

     The Certificate of Incorporation and Bylaws of Fidelity Bankshares as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

     2.4. Directors and Officers of Surviving Corporation.

     The directors of Fidelity Bankshares immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Until changed in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, the officers of Fidelity Bankshares immediately prior to the Effective Time shall be the officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     2.5. Effects of the Merger.

     At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL and FBCA.

     2.6. Tax Consequences.

     It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither Fidelity Bankshares nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to cause the Merger to fail to qualify as a reorganization under
Section 368(a) of the Code. Fidelity Bankshares and FCB each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Section 9.1.6, which certificates shall be dated as of the date of such opinions.

     2.7. Possible Alternative Structures.

     Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time Fidelity Bankshares shall be entitled to revise the structure for effecting the Merger described in Section 2.1 or the Bank Merger including, without limitation, by substituting a wholly owned subsidiary for Fidelity Bankshares or Fidelity Federal Bank & Trust, as applicable, provided that (i) any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement (ii) there are no adverse Federal or state income tax consequences to FCB stockholders, and nothing would prevent the rendering of the opinions in Section 9.1.6, as a result of the modification; (iii) the consideration to be paid to the holders of FCB Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iv) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger or otherwise cause any condition to Closing set forth in Article IX not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

     2.8. Additional Actions.

     If, at any time after the Effective Time, Fidelity Bankshares shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Fidelity Bankshares its right, title or interest in, to or under any of the rights, properties or assets of FCB or First Community Bank, or (ii) otherwise carry out the purposes of this Agreement, FCB and its officers and directors shall be deemed to have granted to Fidelity Bankshares an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Fidelity Bankshares its right, title or interest in, to or under any of the rights, properties or assets of FCB or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of the Fidelity Bankshares are authorized in the name of FCB or otherwise to take any and all such action.

                                   ARTICLE III
                              CONVERSION OF SHARES

     3.1. Conversion of FCB Common Stock; Merger Consideration.

     At the Effective Time, by virtue of the Merger and without any action on the part of Fidelity Bankshares, FCB or the holders of any of the shares of FCB Common Stock, the Merger shall be effected in accordance with the following terms:

          3.1.1. Each share of Fidelity Bankshares Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

          3.1.2. All shares of FCB Common Stock held in the treasury of FCB and each share of FCB Common Stock owned by Fidelity Bankshares prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) ("Treasury Stock"), shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

          3.1.3. Each share of FCB Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into the right to receive $14.75 in cash and 0.3937 shares of Fidelity Bankshares Common Stock (the "Exchange Ratio"). The cash and stock Consideration is referred to herein as the "Merger Consideration."

          3.1.4. Each outstanding share of FCB Common Stock, the holder of which has perfected his right to dissent under Sections 607.1301, 1302 and 1320 of the FBCA and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by Sections 607.1301, 1302 and 1320 of the FBCA. FCB shall give Fidelity Bankshares prompt notice upon receipt by FCB of any such demands for payment of the fair value of such shares of FCB Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"), and Fidelity Bankshares shall have the right to participate in all negotiations and proceedings with respect to any such demands. FCB shall not, except with the prior written consent of Fidelity Bankshares, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under the FBCA. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

          3.1.5. If any Dissenting Stockholder withdraws or loses (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of FCB Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder withdraws or loses (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of FCB Common Stock of such holder shall be entitled to receive the Merger Consideration.

          3.1.6. After the Effective Time, shares of FCB Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this Section 3.1 represent only the right to receive the Merger Consideration and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by FCB on such shares of FCB Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

          3.1.7. In the event Fidelity Bankshares changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Fidelity Bankshares Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Fidelity Bankshares Common Stock and the record date therefor shall be prior to the Effective Time, the Fidelity Bankshares Common Stock portion of the Merger Consolidation shall be proportionately and appropriately adjusted; provided, that for the avoidance of doubt the parties acknowledge that the foregoing is not intended to result in any such adjustment as a result of share issuances of Fidelity Bankshares Common Stock by Fidelity Bankshares under Fidelity Bankshares Compensation and Benefit Plans or where such issuance is pursuant to a widely distributed stock offering for fair market value consideration.

     3.2. Fractional Shares

          3.2.1. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Fidelity Bankshares Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Fidelity Bankshares Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Fidelity Bankshares. In lieu of the issuance of any such fractional share, Fidelity Bankshares shall pay to each former holder of FCB Common Stock who otherwise would be entitled to receive a fractional share of Fidelity Bankshares Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of Fidelity Bankshares Common Stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of FCB Common Stock owned by a FCB stockholder shall be combined so as to calculate the maximum number of whole shares of Fidelity Bankshares Common Stock issuable to such FCB stockholder.

     3.3. Procedures for Exchange of FCB Common Stock.

          3.3.1. Fidelity Bankshares to Make Merger Consideration Available. No later than the Closing Date, Fidelity Bankshares shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of FCB Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of Fidelity Bankshares Common Stock and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III (including the estimated amount of cash to be paid in lieu of fractional shares of FCB Common Stock) (such cash and certificates for shares of Fidelity Bankshares Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the "Exchange Fund").

          3.3.2. Exchange of Certificates. Fidelity Bankshares shall take all steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates who has not previously surrendered such certificates with an Election Form, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the FCB Common Stock represented by such Certificates shall have been converted as a result of the Merger, if any. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and the certificate so surrendered shall be cancelled. No interest will be paid or accrued on any Cash Consideration or any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

          3.3.3. Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding FCB Common Stock shall have no rights, after the Effective Time, with respect to such FCB Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to Fidelity Bankshares Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Fidelity Bankshares Common Stock represented by such Certificate.

          3.3.4. Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          3.3.5. Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of FCB of the FCB Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

          3.3.6. Return of Exchange Fund. At any time following the six (6) month period after the Effective Time, Fidelity Bankshares shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Fidelity Bankshares (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Fidelity Bankshares nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

          3.3.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Fidelity Bankshares may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

          3.3.8. Withholding. Fidelity Bankshares or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of FCB Common Stock such amounts as Fidelity Bankshares (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Fidelity Bankshares or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the FCB Common Stock in respect of whom such deduction and withholding were made by Fidelity Bankshares or the Exchange Agent.

     3.4. Treatment of FCB Options.

     FCB DISCLOSURE SCHEDULE 3.4 sets forth all of the outstanding FCB Options as of the date hereof. At the Effective Time, and pursuant to the terms of the FCB Option Plan, each FCB Option that is unexercised and outstanding, whether or not then exercisable, immediately prior thereto shall, by reason of the Merger, be cancelled and converted into the right to receive in cash an amount (subject to required tax withholdings) equal to (i) the excess of (A) the cash value of the Merger Consideration per share as of the date of this Agreement over (B) the exercise price per share of each such FCB Option multiplied by (ii) the number of shares of FCB Common Stock subject to the FCB Option (the "Option Payment"). FCB shall make the Option Payment at the Effective Time and FCB shall give written notice to the each holder of a then outstanding FCB Option that such holder will receive the payment described herein in exchange for such holder's outstanding FCB Options and FCB shall obtain the written acknowledgment of each such holder of the receipt of such notice. Prior to receipt of the Option Payment, each holder of an FCB Option shall execute a cancellation agreement, substantially in the form attached to FIDELITY BANKSHARES DISCLOSURE SCHEDULE 3.4.

     3.5. Bank Merger.

     FCB and Fidelity Bankshares shall use their reasonable best efforts to cause the merger of First Community Bank with and into Fidelity Federal Bank & Trust, with Fidelity Federal Bank & Trust as the surviving institution. In addition, following the execution and delivery of this Agreement, Fidelity Bankshares will cause Fidelity Federal Bank & Trust, and FCB will cause First Community Bank, to execute and deliver a Plan of Bank Merger substantially in the form attached to this Agreement as Exhibit B.

     3.6. Reservation of Shares.

     Fidelity Bankshares shall reserve for issuance a sufficient number of shares of the Fidelity Bankshares Common Stock for the purpose of issuing shares of Fidelity Bankshares Common Stock to the FCB stockholders in accordance with this Article III.

     3.7  Adjustment of Exchange Ratio.

     If the tax opinion referred to in Section 9.1.6 and to be delivered at the Closing (the "Tax Opinion") cannot be rendered as a result of the Merger's potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under
Section 368(a) of the Code, because the aggregate value of the shares of Fidelity Bankshares Common Stock to be issued in the Merger as of the Effective Time is less than 40% of the value of the Aggregate Merger Consideration, based upon the 10 day average closing price of Fidelity Bankshares Common Stock ending 5 days immediately prior to the closing date, then Fidelity Bankshares shall, in its sole discretion have the right to increase the Exchange Ratio to the minimum extent necessary to satisfy the requirements of Section 368(a) of the Code. Concurrent with the increase in the Exchange Ratio, the cash consideration will be reduced by a like dollar amount so that the Aggregate Merger Consideration will be 40% stock and 60% cash.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF FCB

     FCB represents and warrants to Fidelity Bankshares that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article IV), subject to the standard set forth in Section 4.1 and except as set forth in the FCB DISCLOSURE SCHEDULE delivered by FCB to Fidelity Bankshares on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. FCB has made a good faith effort to ensure that the disclosure on each schedule of the FCB DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the FCB DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of FCB shall include the Knowledge of First Community Bank.

     4.1. Standard.

     No representation or warranty of FCB contained in this Article IV shall be deemed untrue or incorrect, and FCB shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article IV, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than the last sentence of Sections 4.2.1 and 4.2.2), 4.4, 4.13.6, 4.13.7 and 4.13.9, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

     4.2. Organization.

          4.2.1. FCB is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). FCB has full corporate power and authority to carry on its business as now conducted. FCB is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

          4.2.2. First Community Bank is a Florida chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Florida. The deposits of First Community Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by First Community Bank when due. First Community Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

          4.2.3. FCB DISCLOSURE SCHEDULE 4.2.3 sets forth each FCB Subsidiary. Each FCB Subsidiary is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

          4.2.4. The respective minute books of FCB, First Community Bank and each other FCB Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

      4.2.5. Prior to the date of this Agreement, FCB has made available to
     Fidelity   Bankshares  true  and  correct  copies  of  the  certificate  of incorporation or charter and bylaws of FCB, First Community Bank and each other FCB Subsidiary.

     4.3. Capitalization.

          4.3.1. The authorized capital stock of FCB consists of 2,500,000 shares of FCB Common Stock, of which 125,000 shares are voting common shares $0.10 par value and 2,375,000 shares are non-voting common shares $0.10 par value ("FCB Preferred Stock"). There are 44,608 shares of voting common stock and 844,492 shares of non-voting common stock all of which are validly issued and outstanding, fully paid and non-assessable and free of preemptive rights. There are 110,900 shares of FCB Common Stock held by FCB as treasury stock as of the date hereof. Neither FCB nor any FCB Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of FCB Common Stock, or any other security of FCB or a FCB Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of FCB Common Stock or any other security of FCB or any FCB Subsidiary, other than shares of FCB Common Stock underlying the FCB option. FCB has granted options to acquire 42,000 shares of FCB Common Stock. FCB DISCLOSURE SCHEDULE 4.3.1 sets forth: the name of each holder of an FCB option, identifying the number of shares each such individual may acquire pursuant to the exercise of such options, the grant, vesting and expiration dates, and the exercise price relating to the options held.

          4.3.2. FCB owns all of the capital stock of First Community Bank, free and clear of any lien or encumbrance. Except for the FCB Subsidiaries and as set forth in FCB DISCLOSURE SCHEDULE 4.3.2, FCB does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of FCB or any FCB Subsidiary (which as to any one issuer, do not exceed 5% of such issuer's outstanding equity securities), equity interests held by FCB Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of FCB Subsidiaries, including stock in the FHLB. Either FCB or First Community Bank owns all of the outstanding shares of capital stock of each FCB Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

          4.3.3.  To FCB's  Knowledge,  except  as set  forth on FCB  DISCLOSURE
     SCHEDULE 4.3.3, as of the date hereof no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of FCB Common Stock.

          4.3.4. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which FCB's stockholders may vote have been issued by FCB and are outstanding.

     4.4. Authority; No Violation.

          4.4.1. FCB has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals described in Section 8.3 and the approval of this Agreement by FCB's stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FCB and the completion by FCB of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of FCB. This Agreement has been duly and validly executed and delivered by FCB, and subject to approval by the stockholders of FCB and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by Fidelity Bankshares, constitutes the valid and binding obligation of FCB, enforceable against FCB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

          4.4.2. Subject to compliance by Fidelity Bankshares with the terms and conditions of this Agreement, (A) the execution and delivery of this Agreement by FCB, (B) subject to receipt of Regulatory Approvals, and FCB's and Fidelity Bankshares' compliance with any conditions contained therein, and subject to the receipt of the approval of the stockholders of FCB, the consummation of the transactions contemplated hereby, and (C) compliance by FCB with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of FCB or any FCB Subsidiary or the Articles of Incorporation and Bylaws of First Community Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FCB or any FCB Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FCB or First Community Bank under any of the terms, conditions or provisions of any

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     note, bond, mortgage,  indenture,  deed of trust, license, lease, agreement or other investment or obligation to which FCB or First Community Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on FCB and the FCB Subsidiaries taken as a whole.

     4.5. Consents.

     Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Florida Secretary of State, and (c) the approval of this Agreement by the requisite vote of the stockholders of FCB, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to FCB's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with
(x) the execution and delivery of this Agreement by FCB, and the completion by FCB of the Merger or (y) the execution and delivery of the Plan of Bank Merger and the completion of the Bank Merger. FCB has no reason to believe that (i) any required Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition or requirement that could reasonably be expected to result in a Material Adverse Effect on Fidelity Bankshares and its Subsidiaries, taken as a whole, or that (ii) any public body or authority having jurisdiction over the affairs of FCB or its subsidiaries, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

     4.6. Financial Statements.

          4.6.1. The FCB Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of FCB as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

          4.6.2. FCB has previously made available to Fidelity Bankshares the FCB Financial Statements covering periods ended prior to the date hereof. The FCB Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of FCB and the FCB Subsidiaries on a consolidated basis as of and for the respective periods ended on the dates thereof, in accordance with GAAP during the periods involved.

          4.6.3. At the date of each balance sheet included in the FCB Financial Statements or in the FCB Regulatory Reports, FCB did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such FCB Financial Statements or in the FCB Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for

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

     liabilities, obligations and loss contingencies which are not material individually or in the aggregate, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     4.7. Taxes.

     FCB and the FCB Subsidiaries that are at least 80 percent owned by FCB are members of the same affiliated group within the meaning of Code Section 1504(a). FCB has duly filed all federal, state and material local tax returns required to be filed by or with respect to FCB and each Subsidiary of FCB, taking into account any extensions (all such returns, to FCB's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from FCB and any Subsidiary of FCB by any taxing authority or pursuant to any written tax sharing agreement, other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, FCB has received no written notice of, and to FCB's Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of FCB or any of its Subsidiaries, and no claim has been made by any taxing authority in a jurisdiction where FCB or any of its Subsidiaries do not file tax returns that FCB or any such Subsidiary is subject to taxation in that jurisdiction. FCB and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. FCB and each of its Subsidiaries has timely withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and FCB and each of its Subsidiaries, to FCB's Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

     4.8. No Material Adverse Effect.

     FCB and the FCB Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since June 30, 2003 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on FCB and the FCB Subsidiaries, taken as a whole.

     4.9. Material Contracts; Leases; Defaults.

          4.9.1. Except as set forth in FCB DISCLOSURE SCHEDULE 4.9.1, neither FCB nor any FCB Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract with any past or present officer, director or employee of FCB or any FCB Subsidiary, except for "at will" arrangements; (ii) any plan or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of FCB or any FCB Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of FCB or any FCB Subsidiary; (iv) any agreement which by its terms limits or affects

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

     the payment of dividends by FCB or any FCB Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money in excess of $50,000, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which FCB or any FCB Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances with a term to maturity not in excess of one year, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other material non-customary restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Fidelity Bankshares or any Fidelity Bankshares Subsidiary;
     (vi) any other agreement, written or oral, which is not terminable without cause on 60 days' notice or less without material penalty or payment, or that obligates FCB or any FCB Subsidiary for the payment of more than $25,000 annually or for the payment of more than $50,000 over its remaining term; or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by FCB or any FCB Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

          4.9.2. Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger or the Bank Merger by virtue of the terms of any such lease, is listed in FCB DISCLOSURE SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither FCB nor any FCB Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          4.9.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to Fidelity Bankshares on or before the date hereof, are listed on FCB DISCLOSURE SCHEDULE 4.9.1 and are in full force and effect on the date hereof. No plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which FCB or any FCB
     Subsidiary is a party or under which FCB or any FCB Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. No such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of FCB or any FCB Subsidiary or upon the occurrence of a subsequent event; or (y) requires FCB or any FCB Subsidiary to provide a benefit in the form of FCB Common Stock or determined by reference to the value of FCB Common Stock.

     4.10. Ownership of Property; Insurance Coverage.

          4.10.1. FCB and each FCB Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by FCB or each

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     FCB  Subsidiary in the conduct of its  businesses,  whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheet contained in the most recent FCB Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by a FCB Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. FCB and the FCB Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by FCB and the FCB Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the FCB Financial Statements.

          4.10.2. With respect to all material agreements pursuant to which FCB or any FCB Subsidiary has purchased securities subject to an agreement to resell, if any, FCB or such FCB Subsidiary, as the case may be, has a lien or security interest (which to FCB's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          4.10.3. FCB, First Community Bank, and each other Subsidiary of FCB currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither FCB, First Community Bank, nor any other Subsidiary of FCB, has received notice from any insurance carrier on or before the date hereof that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by FCB, First Community Bank, or any other Subsidiary of FCB under such policies. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three years FCB, First Community Bank, and each other Subsidiary of FCB has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. FCB DISCLOSURE SCHEDULE
     4.10.3 identifies all policies of insurance maintained by FCB, First Community Bank, and each Subsidiary of FCB as well as the other matters required to be disclosed under this Section 4.10.3.

     4.11. Legal Proceedings.

     Neither FCB nor any FCB Subsidiary is a party to any, and there are no pending or, to FCB's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against FCB or any FCB Subsidiary, (ii) to which FCB or any FCB Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to

                                       20
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adversely affect the ability of FCB to perform under this Agreement,  except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

     4.12. Compliance With Applicable Law.

          4.12.1. To FCB's Knowledge, each of FCB and each FCB Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (the "USA PATRIOT Act") of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the Community Reinvestment Act of 1977 ("CRA"), the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither FCB nor any FCB Subsidiary has received any written notice to the contrary.

          4.12.2. Each of FCB and each FCB Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of FCB, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

          4.12.3. Except as set forth in FCB DISCLOSURE SCHEDULE 4.12.3, for the period beginning July 1, 2001, neither FCB nor any FCB Subsidiary has received any written notification or, to FCB's Knowledge, any other communication from any Bank Regulator (i) asserting that FCB or any FCB Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii)
     threatening to revoke any license, franchise, permit or governmental authorization which is material to FCB or any FCB Subsidiary; (iii) requiring or threatening to require FCB or any FCB Subsidiary, or indicating that FCB or any FCB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of FCB or any FCB Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of FCB or any FCB Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither FCB nor any FCB Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. The most recent regulatory rating given to First Community Bank as to compliance with the CRA is satisfactory or better.

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4.13. Employee Benefit Plans.

          4.13.1. FCB DISCLOSURE SCHEDULE 4.13.1 contains a descriptive list of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of FCB or each FCB Subsidiary or their respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which FCB or any FCB Subsidiary maintains, to which FCB or any FCB Subsidiary contributes, or under which any employee, former employee, director or former director of FCB or any FCB Subsidiary is covered or has benefit rights and pursuant to which any liability of FCB or any FCB Subsidiary exists or is reasonably likely to occur (the "Compensation and Benefit Plans"). FCB has made available for inspection true and correct copies of the Compensation and Benefit Plans, as well as current summary plan descriptions, trust agreements, and insurance contracts, Internal Revenue Service Form 5500 (for the three most recently completed plan years) and the most recent IRS determination letters with respect thereto, and the loan agreement and related documents, including any amendments thereto, evidencing any outstanding loan to an employee stock ownership plan maintained by FCB or any FCB Subsidiary. FCB neither maintains nor has entered into any Compensation and Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of FCB or any FCB Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of FCB or any FCB Subsidiary or to Fidelity Bankshares as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "Compensation and Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 4.13.1, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of
     Section 3(3) of ERISA. Neither FCB nor any FCB Subsidiary has been notified by any Governmental Entity to modify or limit any payments or other compensation paid or payable by FCB or any FCB Subsidiary under this Agreement, any Compensation and Benefit Plan or otherwise, to or for the benefit of any employee or director of FCB or any FCB Subsidiary and to the best knowledge of FCB, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the Governmental Entities. Neither FCB nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof.

          4.13.2. Each of the Compensation and Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("FCB Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code (a copy of each such

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

     determination letter is included on FCB DISCLOSURE SCHEDULE 4.13.2), and, to the best knowledge of FCB, there exist no circumstances likely to materially adversely affect the qualified status of any such FCB Qualified Plan. All such FCB Qualified Plans established or maintained by FCB or each FCB Subsidiary or to which FCB or any FCB Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code permits with respect to such FCB Qualified Plans. No FCB Qualified Plan is a defined benefit pension plan which is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by FCB or each FCB Subsidiary to any Compensation and Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in FCB consolidated financial statements to the extent required by GAAP and FCB and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP. Neither FCB nor any FCB Subsidiary is in material default in performing any of its respective contractual obligations under any of Compensation and Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan. Neither FCB nor any FCB Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject FCB or any FCB Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

          4.13.3. No liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by FCB or any of its Subsidiaries to be incurred with respect to any FCB Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("FCB Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by FCB or any entity which is considered one employer with FCB under
     Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). Based upon the report of FCB's third-party actuary and plan administrator, no FCB Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. The net fair market value of the assets of each FCB Defined Benefit Plan exceeds the actuarial present value of the accumulated plan benefits guaranteed under Section 4022 of ERISA as of the end of the most recent plan year ending prior to the date hereof for which FCB has completed actuarial reports that have been filed with the Internal Revenue Service. There is not currently pending with the PBGC any filings with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and transactions contemplated thereby). Neither FCB nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Neither FCB nor any of its Subsidiaries has provided, or is required to provide, security to any FCB Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the

     Code or pursuant to ERISA. Neither FCB nor any ERISA Affiliate nor any FCB Compensation and Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any of the aforesaid persons or entities would reasonably be expected to be subject to either a civil liability or penalty pursuant to
     Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code. There is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan. There is no pending or, to the best knowledge of FCB, threatened litigation or pending claim (other than individual benefit claims made in the ordinary course) by or on behalf of or against any of Compensation and Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by FCB or any FCB Subsidiary which allege violations of applicable state or federal law or the terms of the Plan which are reasonably likely to result in a liability on the part of FCB or any FCB Subsidiary or any such Plan.

          4.13.4. Neither FCB nor any FCB Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by FCB or any FCB Subsidiary that would reasonably be expected to preclude FCB (or Fidelity Bankshares as successor to FCB) from amending or terminating any obligations to its employees or former employees with respect to retiree health, life insurance, disability insurance, or other retiree death benefits.

          4.13.5. All Compensation and Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and with the certification of prior coverage and other requirements of Sections 701-702 and 711-713 of ERISA.

          4.13.6. FCB and its Subsidiaries do not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

          4.13.7. Other than as set forth in FCB DISCLOSURE SCHEDULE 4.13.7 the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

          4.13.8. Neither FCB nor any FCB Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

          4.13.9. The consummation of the Merger and/or the Bank Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of FCB or any FCB Subsidiary to any actual or deemed payment (or benefit) which would reasonably be expected to constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

     4.14. Brokers, Finders and Financial Advisors.

     Neither FCB nor any FCB Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Austin Associates, LLC by FCB and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with Austin Associates, LLC, setting forth the fee payable to Austin Associates, LLC for its services rendered to FCB in connection with the Merger and transactions contemplated by this Agreement, is attached to FCB DISCLOSURE SCHEDULE 4.14.

     4.15. Environmental Matters.

          4.15.1. Except as may be set forth in FCB DISCLOSURE SCHEDULE 4.15, with respect to FCB and each FCB Subsidiary:

               (A) Each of FCB and the FCB Subsidiaries and, to FCB's Knowledge, the Participation Facilities and the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

               (B) FCB has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to FCB's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the FCB Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the FCB Subsidiaries or any Participation Facility;

               (C) FCB has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to FCB's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or FCB or any of the FCB Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

               (D) To FCB's Knowledge, the properties currently owned or operated by FCB or any FCB Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

               (E) Neither FCB nor any FCB Subsidiary has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

               (F) To FCB's  Knowledge,  there are no underground  storage tanks on, in or under any properties owned or operated by FCB or any of the FCB Subsidiaries or any Participation Facility, and to FCB's Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by FCB or any of the FCB Subsidiaries or any Participation Facility; and

               (G) To FCB's Knowledge,  during the period of (s) FCB's or any of the FCB Subsidiaries' ownership or operation of any of their respective current properties or (t) FCB's or any of the FCB Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To FCB's Knowledge, prior to the period of (x) FCB's or any of the FCB Subsidiaries' ownership or operation of any of their respective current properties or (y) FCB's or any of the FCB Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

               (H) Neither FCB nor any other FCB Subsidiary has conducted any environmental studies during the past ten years (other than Phase I studies which did not indicate any contamination of the environment by Materials of Environmental Concern) with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any Loan Property or any Participation Facility.

          4.15.2. "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     4.16. Loan Portfolio.

          4.16.1. The allowance for loan losses reflected in the notes to FCB's audited consolidated statement of financial condition at December 31, 2003 was, and the allowance for loan losses shown in the notes to the unaudited consolidated financial statements for periods ending after December 31, 2003 were, or will be, adequate, as of the dates thereof, under GAAP.

          4.16.2. FCB DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of August 31, 2004, by account, of: (A) all loans (including loan participations) of FCB or any other FCB Subsidiary that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of FCB or any other FCB Subsidiary which have been terminated by FCB or any other FCB Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which FCB or any other FCB Subsidiary has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from FCB or any other FCB Subsidiary to any of their respective borrowers, customers or other parties during the past twelve months wherein FCB or any other FCB Subsidiary has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified First Community Bank or any other FCB Subsidiary during the past twelve months of, or has asserted against First Community Bank, or any other FCB Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of FCB or any FCB Subsidiary, each borrower, customer or other party which has given First Community Bank, or any other FCB Subsidiary any oral notification of, or orally asserted to or against First Community Bank, or any other FCB Subsidiary, any such claim; and (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of August, 2004 are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and (G) all other assets classified by First Community Bank, or any other FCB Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

          4.16.3. All loans receivable (including discounts) and accrued interest entered on the books of FCB and the FCB Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of FCB's or the appropriate FCB Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the Knowledge of FCB, the loans, discounts and the accrued interest reflected on the books of FCB and the FCB Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by FCB or the appropriate FCB Subsidiary free and clear of any liens.

          4.16.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

     4.17. Related Party Transactions.

     Neither FCB nor any FCB Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of FCB or any FCB Subsidiary, except as set forth in FCB DISCLOSURE SCHEDULE 4.17. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. No loan or credit accommodation to any Affiliate of FCB or any FCB Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate modifications pursuant to First Community Bank's loan modification policy that is applicable to all Persons. Neither FCB nor any FCB Subsidiary has been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by FCB is inappropriate.

     4.18. Deposits.

     None of the deposits of any FCB Subsidiary is a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

     4.19. Antitakeover Provisions Inapplicable; Required Vote.

     The Board of Directors of FCB has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of FCB) necessary to exempt Fidelity Bankshares, the Merger, this Agreement and the transactions contemplated hereby from Sections 607.0901 and ..0902 of the FBCA. The affirmative vote of 75% of the issued and outstanding shares of FCB Common Stock is required to approve this Agreement and the Merger under FCB's Articles of Incorporation.

     4.20. Registration Obligations.

     Neither FCB nor any FCB Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

     4.21. Risk Management Instruments.

     All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for FCB's own account, or for the account of one or more of FCB's Subsidiaries or their customers (all of which are set forth in FCB DISCLOSURE
SCHEDULE 4.21), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of FCB and each FCB Subsidiary, with counterparties believed to be financially responsible at the time; and to FCB's and each FCB Subsidiary's Knowledge each of them constitutes the valid and legally binding obligation of FCB or such FCB Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither FCB nor any FCB Subsidiary, nor, to the Knowledge of FCB, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

     4.22. Fairness Opinion.

     FCB has received an opinion from Austin Associates, LLC to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the stockholders of FCB pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

     4.23. Intellectual Property.

     FCB and each FCB Subsidiary owns or, to FCB's Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, computer software, servicemarks and trademarks used in their business, each without payment, and neither FCB nor any FCB Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. FCB and each Significant Subsidiary of FCB have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

     4.24. Trust Accounts.

     Neither FCB, nor any FCB Subsidiary conducts any trust business.

     4.25. Labor Matters.

     There are no labor or collective bargaining agreements to which FCB or any FCB Subsidiary is a party. To the Knowledge of FCB, there is no union organizing effort pending or threatened against FCB or any FCB Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of FCB, threatened against FCB or any FCB Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of FCB, threatened against FCB or any FCB Subsidiary (other than routine employee grievances that are not related to union employees). FCB and each FCB Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

     4.26. FCB Information Supplied

     The information relating to FCB and any FCB Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by FCB with respect to statements made or incorporated by
reference  therein  based  on  information   supplied  by  Fidelity   Bankshares
specifically for inclusion or incorporation by reference in the Merger Registration Statement.

                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF FIDELITY BANKSHARES

         Fidelity Bankshares represents and warrants to FCB that the statements contained in this Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article V), subject to the standard set forth in Section 5.1 and except as set forth in the FIDELITY BANKSHARES DISCLOSURE SCHEDULE delivered by Fidelity Bankshares to FCB on the date hereof, and except to any representation of warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. Fidelity Bankshares has made a good faith effort to ensure that the disclosure on each schedule of the FIDELITY BANKSHARES DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the FIDELITY BANKSHARES DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of Fidelity Bankshares shall include the Knowledge of Fidelity Federal Bank & Trust.

     5.1. Standard.

     No  representation  or warranty of Fidelity  Bankshares  contained  in this
Article V shall be deemed untrue or incorrect, and Fidelity Bankshares shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 5.2 (other than the last sentence of Sections 5.2.1 and 5.2.2), 5.3 and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

     5.2. Organization.

          5.2.1. Fidelity Bankshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. Fidelity Bankshares has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do

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

     business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

          5.2.2. Fidelity Federal Bank & Trust is a savings association duly organized, and validly existing under Federal law. The deposits of Fidelity Federal Bank & Trust are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Fidelity Federal Bank & Trust is a member of the FHLB and owns the requisite amount of stock therein.

          5.2.3. FIDELITY BANKSHARES DISCLOSURE SCHEDULE 5.2.3 sets forth each Fidelity Bankshares Subsidiary. Each Fidelity Bankshares Subsidiary (other than Fidelity Federal Bank & Trust) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

          5.2.4. The respective minute books of Fidelity Bankshares and each Fidelity Bankshares Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

          5.2.5. Prior to the date of this Agreement, Fidelity Bankshares has made available to FCB true and correct copies of the certificate of incorporation or charter and bylaws of Fidelity Bankshares and Fidelity Federal Bank & Trust and the Fidelity Bankshares Subsidiaries.

     5.3. Capitalization.

          5.3.1. The authorized capital stock of Fidelity Bankshares consists of 30,000,000 shares of Fidelity Bankshares Common Stock, of which 15,131,546 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 2,000,000 shares of preferred stock, $0.10 par value ("Fidelity Bankshares Preferred Stock"), none of which are outstanding. There are no shares of Fidelity Bankshares Common Stock held by Fidelity Bankshares as treasury stock. Other than as set forth at FIDELITY BANCSHARES DISCLOSURE SCHEDULE 5.3.1, neither Fidelity Bankshares nor any Fidelity Bankshares Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Fidelity Bankshares Common Stock, or any other security of Fidelity Bankshares or any securities representing the right to vote, purchase or otherwise receive any shares of Fidelity Bankshares Common Stock or any other security of Fidelity Bankshares, other than shares issuable under the Fidelity Bankshares Stock Benefit Plans.

          5.3.2. Fidelity Bankshares owns all of the capital stock of Fidelity Federal Bank & Trust free and clear of any lien or encumbrance. Except as set forth in FIDELITY BANKSHARES DISCLOSURE SCHEDULE 5.3.2, either Fidelity Bankshares or Fidelity Federal Bank & Trust owns all of the outstanding shares of capital stock of each Fidelity Bankshares Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

          5.3.3. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Fidelity Bankshares' stockholders may vote has been issued by Fidelity Bankshares and are outstanding.

     5.4. Authority; No Violation.

          5.4.1. Fidelity Bankshares has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Fidelity Bankshares and the completion by Fidelity Bankshares of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Fidelity Bankshares, and no other corporate proceedings on the part of Fidelity Bankshares are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by Fidelity Bankshares, and subject to the receipt of the Regulatory Approvals described in Section 8.3 and approval by the stockholders of FCB and due and valid execution and delivery of this Agreement by FCB, constitutes the valid and binding obligations of Fidelity Bankshares, enforceable against Fidelity Bankshares in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

          5.4.2. (A) The execution and delivery of this Agreement by Fidelity Bankshares, (B) subject to receipt of the Regulatory Approvals, and compliance by FCB and Fidelity Bankshares with any conditions contained therein, and subject to the receipt of the approval of the stockholders of FCB, the consummation of the transactions contemplated hereby, and (C) compliance by Fidelity Bankshares with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Fidelity Bankshares or any Fidelity Bankshares Subsidiary or the charter and bylaws of Fidelity Federal Bank & Trust; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Fidelity Bankshares or any Fidelity Bankshares Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Fidelity Bankshares, Fidelity Federal Bank & Trust or any Fidelity Bankshares Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Fidelity Bankshares and the Fidelity Bankshares Subsidiaries taken as a whole.

     5.5. Consents.

     Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) the filing with the SEC of (i) the Merger Registration

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

Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of Fidelity Bankshares Common Stock to be issued in the Merger on the Nasdaq, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Fidelity Bankshares Common Stock pursuant to this Agreement, and (f) the approval of this Agreement by the requisite vote of the stockholders of FCB, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Fidelity Bankshares, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with
(x) the execution and delivery of this Agreement by Fidelity Bankshares and the completion by Fidelity Bankshares of the Merger or (y) the execution and delivery of the Plan of Bank Merger and the completion of the Bank Merger. Fidelity Bankshares has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition or requirement that could reasonably be expected by Fidelity Bankshares to result in a Material Adverse Effect on Fidelity Bankshares and its Subsidiaries, taken as a whole, or that (ii) any public body or authority having jurisdiction over affairs of Fidelity Bankshares, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

     5.6. Financial Statements.

          5.6.1. Fidelity Bankshares has previously made available to FCB the Fidelity Bankshares Financial Statements covering periods ended prior to the date hereof. The Fidelity Bankshares Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Fidelity Bankshares and the Fidelity Bankshares Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

          5.6.2. At the date of each balance sheet included in the Fidelity Bankshares Financial Statements, Fidelity Bankshares did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Fidelity Bankshares Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

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

     5.7. Taxes.

     Fidelity Bankshares and the Fidelity Bankshares Subsidiaries that are at least 80 percent owned by Fidelity Bankshares are members of the same affiliated group within the meaning of Code Section 1504(a). Fidelity Bankshares has duly filed all federal, state and material local tax returns required to be filed by or with respect to Fidelity Bankshares and each Subsidiary of Fidelity Bankshares, taking into account any extensions (all such returns, to the Knowledge of Fidelity Bankshares, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all federal, state and material local taxes which have been incurred by or are due or claimed to be due from Fidelity Bankshares and any Subsidiary of Fidelity Bankshares by any taxing authority or pursuant to any written tax sharing agreement other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, Fidelity Bankshares has received no notice of, and to the Knowledge of Fidelity Bankshares, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Fidelity Bankshares or any of its Subsidiaries, and no claim has been made by any taxing authority in a jurisdiction where Fidelity Bankshares or any of its Subsidiaries do not file tax returns that Fidelity Bankshares or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in FIDELITY BANKSHARES DISCLOSURE SCHEDULE 5.7, Fidelity Bankshares and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Fidelity Bankshares and each of its Subsidiaries has timely withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Fidelity Bankshares and each of its Subsidiaries, to the Knowledge of Fidelity Bankshares, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

     5.8. No Material Adverse Effect.

     Except as disclosed in Fidelity Bankshares' Securities Documents filed on or prior to the date hereof, Fidelity Bankshares and the Fidelity Bankshares Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2003 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Fidelity Bankshares and the Fidelity Bankshares Subsidiaries, taken as a whole.

     5.9. Ownership of Property; Insurance Coverage.

          5.9.1. Fidelity Bankshares and each Significant Subsidiary of Fidelity Bankshares has good and, as to real property, marketable title to all material assets and properties owned by Fidelity Bankshares or each Significant Subsidiary of Fidelity Bankshares in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Fidelity Bankshares Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any

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

     discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Significant Subsidiary of Fidelity Bankshares acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Fidelity Bankshares and the Significant Subsidiaries of Fidelity Bankshares, as lessee, have the right under valid and subsisting leases of real and personal properties used by Fidelity Bankshares and the Significant Subsidiaries of Fidelity Bankshares in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

          5.9.2. Fidelity Bankshares and each Significant Subsidiary of Fidelity Bankshares currently maintain insurance considered by Fidelity Bankshares to be reasonable for their respective operations. Neither Fidelity Bankshares nor any Significant Subsidiary of Fidelity Bankshares has received notice from any insurance carrier on or before the date hereof that such insurance will be canceled or that coverage thereunder will be reduced or eliminated. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three years Fidelity Bankshares and each Significant Subsidiary of Fidelity Bankshares has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

     5.10. Legal Proceedings.

     Except as set forth in Fidelity Bankshares Securities Documents or as FIDELITY BANKSHARES DISCLOSURE SCHEDULE 5.10. Neither Fidelity Bankshares nor any Fidelity Bankshares Subsidiary is a party to any, and there are no pending or, to the Knowledge of Fidelity Bankshares, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Fidelity Bankshares or any Fidelity Bankshares Subsidiary, (ii) to which Fidelity Bankshares or any Fidelity Bankshares Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of Fidelity Bankshares to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

     5.11. Compliance With Applicable Law.

          5.11.1. To the Knowledge of Fidelity Bankshares, each of Fidelity Bankshares and each Fidelity Bankshares Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Fidelity Bankshares nor any Fidelity Bankshares Subsidiary has received any written notice to the contrary.

          5.11.2. Each of Fidelity Bankshares and each Fidelity Bankshares Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Fidelity Bankshares, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

          5.11.3. For the period beginning January 1, 2002, neither Fidelity Bankshares nor any Fidelity Bankshares Subsidiary has received any written notification or, to the Knowledge of Fidelity Bankshares, any other communication from any Bank Regulator (i) asserting that Fidelity Bankshares or any Fidelity Bankshares Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Fidelity
     Bankshares or any Fidelity Bankshares Subsidiary; (iii) requiring or threatening to require Fidelity Bankshares or any Fidelity Bankshares Subsidiary, or indicating that Fidelity Bankshares or any Fidelity Bankshares Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Fidelity Bankshares or any Fidelity Bankshares Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Fidelity Bankshares or any Fidelity Bankshares Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Fidelity Bankshares nor any Fidelity Bankshares Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Fidelity Federal Bank & Trust as to compliance with the CRA is satisfactory or better.

     5.12. Employee Benefit Plans.

          5.12.1. FIDELITY BANKSHARES DISCLOSURE SCHEDULE 5.12.1 includes a list of all Compensation and Benefit Plans sponsored by Fidelity Bankshares or any of its Subsidiaries. "Compensation and Benefit Plans" as used herein shall have the same meaning as set forth in Section 4.13.1, substituting the name of Fidelity Bankshares for FCB wherever used therein. Neither Fidelity Bankshares nor any of its Subsidiaries has been notified by any Governmental Entity to modify or limit any payments or other compensation paid or payable by Fidelity Bankshares or any of its Subsidiaries under this Agreement, any Compensation and Benefit Plan or otherwise, to or for the benefit of any employee or director of Fidelity Bankshares or any of its Subsidiaries and to the best knowledge of Fidelity Bankshares, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the any Governmental Entities. Neither Fidelity Bankshares nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof, Fidelity Bankshares has made available to FCB true and correct copies of the Fidelity Bankshares Compensation and Benefit Plans.

          5.12.2. Each of the Compensation and Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("Fidelity Bankshares Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code (a copy of each such determination letter is included on FIDELITY BANKSHARES DISCLOSURE
     SCHEDULE 5.12.2), and, to the best knowledge of Fidelity Bankshares, there exist no circumstances likely to materially adversely affect the qualified status of any such Fidelity Bankshares Qualified Plan. All such Fidelity Bankshares Qualified Plans established or maintained by Fidelity Bankshares or each Fidelity Bankshares Subsidiary or to which Fidelity Bankshares or any Fidelity Bankshares Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code permits with respect to such Fidelity Bankshares Qualified Plans. Except as set forth on FIDELITY BANKSHARES DISCLOSURE SCHEDULE 5.12.2, no Fidelity Bankshares Qualified Plan is a defined benefit pension plan which is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by Fidelity Bankshares or each Fidelity Bankshares Subsidiary to any Compensation and Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in Fidelity Bankshares' consolidated financial statements to the extent required by GAAP and Fidelity Bankshares and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP. Neither Fidelity Bankshares nor any Fidelity Bankshares Subsidiary is in material default in performing any of its respective contractual obligations under any Compensation and Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan. Neither Fidelity Bankshares nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Fidelity Bankshares or any of its Subsidiaries to an unpaid tax or penalty imposed by either
     Section 4975 of the Code or Section 502 of ERISA.

          5.12.3. No liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by Fidelity Bankshares or any of its Subsidiaries to be incurred with respect to any Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("Fidelity Bankshares Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Fidelity Bankshares or any entity which is considered one employer with Fidelity Bankshares under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). No Fidelity Bankshares Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. The net fair market value of the assets of each Fidelity Bankshares Defined Benefit Plan exceeds the actuarial present value of the accumulated plan benefits guaranteed under
     Section 4022 of ERISA as of the end of the most recent plan year ending prior to the date hereof for which Fidelity Bankshares has completed actuarial reports that have been filed with the Internal Revenue Service. There is not currently pending with the PBGC any filings with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made
     (other than as might be required with respect to this Agreement and transactions contemplated thereby). Neither Fidelity Bankshares nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in
     Section 3(37) of ERISA, on or after September 26, 1980. Neither Fidelity Bankshares nor any of its Subsidiaries has provided, or is required to provide, security to any Fidelity Bankshares Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Neither Fidelity Bankshares nor any ERISA Affiliate nor any Fidelity Bankshares Compensation and Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any of the aforesaid persons or entities would reasonably be expected to be subject to either a civil liability or penalty pursuant to
     Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code. To the Knowledge of Fidelity Bankshares, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan. There is no pending or, to the best knowledge of Fidelity Bankshares, threatened litigation or pending claim (other than individual benefit claims made in the ordinary course) by or on behalf of or against any of Compensation and Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by Fidelity Bankshares or any Fidelity Bankshares Subsidiary which allege violations of applicable state or federal law or the terms of the Plan which are reasonably likely to result in a liability on the part of Fidelity Bankshares or any of its Subsidiaries or any such Plan.

          5.12.4. All Compensation and Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and with the certification of prior coverage and other requirements of Sections 701-702 and 711-713 of ERISA.

     5.13. Environmental Matters.

          5.13.1. To the Knowledge of Fidelity Bankshares, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Fidelity Bankshares or any of Fidelity Bankshares Subsidiary. To the Knowledge of Fidelity Bankshares, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Fidelity Bankshares or any Fidelity Bankshares Subsidiary by reason of any Environmental Laws. Neither Fidelity Bankshares nor any Fidelity Bankshares

     Subsidiary has received any written notice from any Person that Fidelity Bankshares or any Fidelity Bankshares Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Fidelity Bankshares or any Fidelity Bankshares Subsidiary.

          5.13.2. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Fidelity Bankshares' Knowledge, threatened, before any court, governmental agency or other forum against Fidelity Bankshares or any Fidelity Bankshares Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by any of the Fidelity Bankshares.

     5.14. Loan Portfolio.

          5.14.1. The allowance for loan losses reflected in Fidelity Bankshares' audited consolidated statement of condition at December 31, 2003 was, and the allowance for loan losses shown on the balance sheets in Fidelity Bankshares' Securities Documents for periods ending after December 31, 2003 were or will be, adequate, as of the dates thereof, under GAAP.

          5.14.2. FIDELITY BANKSHARES DISCLOSURE SCHEDULE 5.14.2 sets forth a listing, as of the most recently available date, all loans of Fidelity Bankshares and any Fidelity Bankshares Subsidiary (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned",
     "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and all assets classified by Fidelity Bankshares or any Fidelity Bankshares Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

          5.14.3. All loans receivable (including discounts) and accrued interest entered on the books of Fidelity Bankshares and each Fidelity Bankshares Subsidiary arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be.

          5.14.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

     5.15. Securities Documents.

     Fidelity Bankshares has made available to FCB copies of its (i) annual report on Form 10-K for the year ended December 31, 2003, (ii) quarterly report on Form 10-Q for the quarter ended June 30, 2004 and (iii) proxy materials used or for use in connection with its meeting of stockholders held in 2004. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

     5.16. Antitakeover Provisions Inapplicable.

     The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL applicable to Fidelity Bankshares or any Fidelity Bankshares Subsidiary.

     5.17. Brokers, Finders and Financial Advisors.

     Neither Fidelity Bankshares nor any Fidelity Bankshares Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of Ryan Beck & Co. by Fidelity Bankshares and the fee payable pursuant thereto.

     5.18. Fidelity Bankshares Common Stock

     The shares of Fidelity Bankshares Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

     5.19. Material Contracts; Leases, Defaults.

     Neither Fidelity Bankshares nor any Fidelity Bankshares Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of Fidelity Bankshares or any Fidelity Bankshares Subsidiary; nor (ii) any agreement which by its terms limits the payment of dividends by Fidelity Bankshares or any Fidelity Bankshares Subsidiary.

     5.20. Fidelity Bankshares Information Supplied.

     The information relating to Fidelity Bankshares and any Fidelity Bankshares Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Fidelity Bankshares with respect to statements made or incorporated by reference therein based on information supplied by FCB specifically for inclusion or incorporation by reference in the Merger Registration Statement.

                                   ARTICLE VI
                                COVENANTS OF FCB

     6.1. Conduct of Business.

          6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of Fidelity Bankshares, which consent will not be unreasonably withheld, conditioned or delayed, FCB will, and it will cause each FCB Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain the Regulatory Approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

          6.1.2. Negative Covenants. FCB agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement or consented to by Fidelity Bankshares in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the FCB Subsidiaries not to:

          (A) change or waive any provision of its Articles of Incorporation, Charter or Bylaws, except as required by law;

          (B) change the number of authorized or issued shares of its capital stock, issue any shares of FCB Common Stock that are held as Treasury Shares as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the FCB Stock Benefit Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that FCB may issue shares of FCB Common Stock upon the valid exercise, in accordance with the information set forth in FCB DISCLOSURE SCHEDULE 4.3.1, of presently outstanding FCB Options issued under the FCB Stock Benefit Plans, and (ii) FCB may distribute as a dividend to FCB common stockholders 100% of its earnings, net of taxes that it may pay or which must be accrued from July 1, 2004 until the Closing Date. Such dividends may be payable on a quarterly basis. The dividend to be paid for the period from the last quarter end preceding the Closing Date and through the Closing Date shall be paid no later than two weeks following the Closing Date. The payment of dividends pursuant to (ii) will be discontinued in the event Fidelity Bankshares reasonably concludes that such payment would result in future liability to Fidelity

     Bankshares, and is further subject to the continuation of normal practices with regard to provisions for loan losses.

          (C) enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

          (D) Make application for the opening or closing of any, or open or close any, branch or automated banking facility;

          (E) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on FCB DISCLOSURE SCHEDULES 4.9.1 and
     4.13.1 or as required pursuant to Section 7.8 of this Agreement, (ii) as to non-management employees, merit pay increases, of no more than 4% individually, in the ordinary course of business consistent with past practices, (iii) with respect to severance or termination pay or benefits, pursuant to terminations of employment in the ordinary course of business consistent with past practice, (iv) the payment by FCB or First Community Bank immediately prior to the Effective Time of bonuses for services rendered during calendar 2004, to the extent that these bonuses are accrued in accordance with GAAP and provided that such bonuses are consistent, as to amount (individually and in the aggregate) and persons covered, with past practice, and (v) as otherwise contemplated by this Agreement. Neither FCB nor any FCB Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, provided that a FCB Subsidiary may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

          (F) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice, except (i) as may be required by applicable law, or (ii) as otherwise contemplated by this Agreement;

          (G) merge or consolidate FCB or any FCB Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of FCB or any FCB Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between FCB, or any FCB Subsidiary, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice and in keeping with prevailing competitive rates; permit the revocation or surrender by any FCB Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

          (H) sell or otherwise dispose of the capital stock of FCB or sell or otherwise dispose of any asset of FCB or of any FCB Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of FCB or of any FCB Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, including pledges in connection with acceptance of governmental deposits, and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

          (I) take any action which would be reasonably expected to result in any of the representations and warranties of FCB set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

          (J) change its method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating FCB or First Community Bank or regulatory accounting principles;

          (K) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which FCB or any FCB Subsidiary is a party;

          (L) purchase any equity securities, or purchase any other securities except securities (i) rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Service, (ii) having a face amount in the aggregate of not more than $500,000, (iii) with a weighted average life of not more than two years and (iv) otherwise in the ordinary course of business consistent with past practice;

          (M) except as specifically provided below, and except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the FCB DISCLOSURE SCHEDULE 6.1.2(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, loan participations, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $25,000 in the aggregate for unsecured loans and $100,000 in the aggregate for loans secured by assets other than real estate. In addition, the following require the prior consent of Fidelity Bankshares: a residential loan of $750,000 or greater (except for residential loans sold as to which there is an agreement to sell on a non-recourse basis); a construction loan of $750,000 or greater; an unsecured loan of $25,000 or greater; a secured commercial business loan of $100,000 or greater; and a commercial real estate loan of $750,000 or greater; or purchase, invest in or originate any finance lease or any loan secured by a lease of personal property;

          (N) enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

          (O) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

          (P) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

          (Q) make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles or by a Bank Regulator;

          (R) except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any FCB Compensation and Benefit Plan;

          (S) make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

          (T) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

          (U) sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice unless Fidelity Federal Bank & Trust has been given the first opportunity and a reasonable time to purchase any loan participation being sold, or purchase any participation interest in any loan other than purchases of participation interests from Fidelity Bankshares;

          (V) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by FCB or any FCB Subsidiary of more than $10,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

          (W) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

          (X) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Materials of Environmental Concern;

          (Y) purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

          (Z) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Fidelity Bankshares and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Fidelity Bankshares (which shall not be unreasonably withheld, conditioned or delayed) or issue any broadly distributed communication of a general nature to customers without the prior approval of Fidelity Bankshares (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

          (AA) take any action to cause FCB to lose its status as a Subchapter S Corporation.

          (BB) agree to do any of the foregoing.

     6.2. Current Information.

          6.2.1. During the period from the date of this Agreement to the Effective Time, FCB will cause one or more of its representatives to confer with representatives of Fidelity Bankshares and report the general status of its ongoing operations at such times as Fidelity Bankshares may reasonably request. FCB will promptly notify Fidelity Bankshares of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving FCB or any FCB Subsidiary. Without limiting the foregoing, senior officers of Fidelity Bankshares and FCB shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of FCB and its Subsidiaries, in accordance with applicable law, and FCB shall give due consideration to Fidelity Bankshares' input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Fidelity Bankshares nor any Fidelity Bankshares Subsidiary shall under any circumstance be permitted to exercise control of FCB or any FCB Subsidiary prior to the Effective Time.

          6.2.2. First Community Bank and Fidelity Federal Bank & Trust shall meet on a regular basis to discuss and plan for the conversion of data processing and related electronic informational systems of First Community Bank to those used by Fidelity Federal Bank & Trust, which planning shall include, but not be limited to, discussion of the possible termination by

     First Community Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by First Community Bank in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that neither First Community Bank shall be obligated to take any such action prior to the Effective Time and, unless First Community Bank otherwise agrees and provided it is permitted by applicable law, no conversion shall take place prior to the Effective Time. In the event that First Community Bank takes, at the request of Fidelity Federal Bank & Trust, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Fidelity Federal Bank & Trust shall indemnify First Community Bank for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by FCB, or a termination of this Agreement under Section
     11.1.7 or 11.1.8.

          6.2.3. FCB shall provide Fidelity Bankshares, within fifteen (15) business days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a monthly basis, FCB shall provide Fidelity Bankshares with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

          6.2.4. FCB shall promptly inform Fidelity Bankshares upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of FCB or any FCB Subsidiary under any labor or employment law.

     6.3. Access to Properties and Records.

     Subject to Section 12.1, FCB shall permit Fidelity Bankshares access upon reasonable notice to its properties and those of the FCB Subsidiaries, and shall disclose and make available to Fidelity Bankshares during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter FCB reasonably determines should be treated as confidential) and stockholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Fidelity Bankshares may have a reasonable interest; provided, however, that FCB shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in FCB's reasonable judgment, would interfere with the normal conduct of FCB's business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable law. FCB shall provide and shall request its auditors to provide Fidelity Bankshares with such historical financial information regarding it (and related audit reports and consents) as Fidelity Bankshares may reasonably request for Securities Law disclosure purposes. Fidelity Bankshares shall use commercially reasonable efforts to minimize any interference with FCB's regular business operations during any such access to FCB's property, books and records. FCB and each FCB Subsidiary shall permit Fidelity Bankshares, at Fidelity Bankshares' expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or, to the extent permitted under the applicable lease agreement, occupied by FCB or any FCB Subsidiary.

     6.4. Financial and Other Statements.

          6.4.1. Promptly upon receipt thereof, FCB will furnish to Fidelity Bankshares copies of each annual, interim or special audit of the books of FCB and the FCB Subsidiaries made by its independent accountants and copies of all internal control reports submitted to FCB by such accountants, or by any other accounting firm rendering internal audit services, in connection with each annual, interim or special audit of the books of FCB and the FCB Subsidiaries made by such accountants.

          6.4.2. As soon as reasonably available, but in no event later than five business days after such documents are filed with the FRB, FDIC or Department, FCB will deliver to Fidelity Bankshares the documents filed by FCB or First Community Bank of Palm Beach County. Within 25 days after the end of each month, FCB will deliver to Fidelity Bankshares a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices, as well as a month-end and year to date comparison to budget.

          6.4.3. With reasonable promptness, FCB will furnish to Fidelity Bankshares such additional financial data that FCB possesses and as Fidelity Bankshares may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

     6.5. Maintenance of Insurance.

     FCB shall use commercially reasonable efforts to maintain, and to cause the FCB Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that currently maintained by FCB and the FCB Subsidiaries and set forth in FCB DISCLOSURE SCHEDULE 4.10.3. FCB will promptly inform
Fidelity Bankshares if FCB or any FCB Subsidiary receives notice from an insurance carrier that (i) an insurance policy will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policy of insurance will be substantially increased.

     6.6. Disclosure Supplements.

     From time to time prior to the Effective Time, FCB will promptly supplement or amend the FCB DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such FCB DISCLOSURE SCHEDULE or which is necessary to correct any information in such FCB DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such FCB DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX. Notwithstanding anything to the contrary contained herein, no failure to provide any such supplement or amendment to the FCB DISCLOSURE SCHEDULE shall constitute the failure of any condition set forth in Article IX to be satisfied unless the underlying breach or inaccuracy would individually or collectively result in the failure of a condition set forth in Article IX to be satisfied.

     6.7. Consents and Approvals of Third Parties.

     FCB and First Community Bank shall use all commercially reasonable efforts, and shall cause each FCB Subsidiary to use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     6.8. All Reasonable Efforts.

     Subject to the terms and conditions herein provided, FCB agrees to use, and agrees to cause First Community Bank to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     6.9. Failure to Fulfill Conditions.

     In the event that FCB or First Community Bank determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Fidelity Bankshares.

     6.10. No Solicitation.

     From and after the date hereof until the termination of this Agreement, neither FCB, nor any FCB Subsidiary, nor any of their respective officers, directors, employees, representatives, agents and affiliates (including, without limitation, any investment banker, attorney or accountant retained by FCB or any of the FCB Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and FCB shall notify Fidelity Bankshares orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which FCB or any of its Subsidiaries or any of its officers, directors or employees, or, to FCB's Knowledge, investment bankers, financial advisors, attorneys, accountants or other representatives of FCB may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of FCB from (i) complying with its disclosure obligations under federal or state law; or (ii) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of FCB determines in good faith (after consultation with its financial and legal advisors), taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to FCB's stockholders from a financial point of view than the Merger; (B) the Board of Directors of FCB determines in good faith (after consultation with its financial and legal advisors) that the failure to furnish information to or enter into discussions with such Person would likely cause the Board of Directors to breach its fiduciary duties to stockholders under applicable law;
(C) such Acquisition Proposal was not solicited by FCB and did not otherwise result from a breach of this Section 6.10 by FCB (such proposal that satisfies clauses (A), (B) and (C) being referred to herein as a "Superior Proposal"); (D) FCB promptly notifies Fidelity Bankshares of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with FCB or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and receives from such Person an executed confidentiality agreement in form and substance identical in all material respects to the confidentiality agreements that FCB and Fidelity Bankshares entered into; and (E) the FCB Stockholders Meeting has not occurred. For purposes of this Agreement,
"Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving FCB or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of FCB and the FCB Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of FCB or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     6.11. Reserves and Merger-Related Costs.

     On or before the Effective Date, to the extent consistent with GAAP, and applicable banking laws and regulations, FCB shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of FCB to those of Fidelity Bankshares (as such practices and methods are to be applied to FCB from and after the Closing Date) and Fidelity Bankshares' plans with respect to the conduct of the business of FCB following the Merger and otherwise to reflect Merger-related expenses and costs incurred by FCB. No accrual or reserve made by FCB or any FCB Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 11.1.2.

     6.12. Board of Directors and Committee Meetings.

     FCB and the FCB Subsidiaries shall permit a representative of Fidelity Bankshares to attend any meeting of their Board of Directors, and shall permit no more than two (2) representatives of Fidelity Bankshares to attend any meeting of their loan committee and asset liability committee, as an observer (the "Observer"), provided that neither FCB nor any FCB Subsidiary shall be required to permit the Observer to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of FCB or during any other matter that the respective Board of Directors has been advised of by counsel that such attendance by the Observer may violate a confidentiality obligation or fiduciary duty or any legal or regulatory requirements.

     6.13. Dale Morris shall enter into an employment agreement with Fidelity Federal Bank & Trust as set forth at FIDELITY BANKSHARES DISCLOSURE SCHEDULE 7.8.3., concurrent with the date of this Agreement.

                                  ARTICLE VII
                        COVENANTS OF FIDELITY BANKSHARES

     7.1. Conduct of Business.

     During the period from the date of this Agreement to the Effective Time, except with the written consent of FCB, which consent will not be unreasonably withheld, Fidelity Bankshares will, and it will cause each Fidelity Bankshares Subsidiary to: conduct its business only in the usual, regular and ordinary course consistent with past practices; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.

     7.2. Current Information and Consultation.

     During the period from the date of this Agreement to the Effective Time, Fidelity Bankshares will cause one or more of its representatives to confer with representatives of FCB and report the general status of its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby, at such times as FCB may reasonably request.

     7.3. Financial and Other Statements.

     As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, Fidelity Bankshares will deliver to FCB the Securities Documents filed by it with the SEC under the Securities Laws other than those Securities Documents that are available publicly though the SEC's EDGAR data base. Fidelity Bankshares will advise FCB promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of Fidelity Bankshares or any of the Fidelity Bankshares Subsidiaries.

     7.4. Disclosure Supplements.

     From time to time prior to the Effective Time, Fidelity Bankshares will promptly supplement or amend the FIDELITY BANKSHARES DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such FIDELITY BANKSHARES DISCLOSURE SCHEDULE or which is necessary to correct any information in such FIDELITY BANKSHARES DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such FIDELITY BANKSHARES DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX. Notwithstanding anything to the contrary contained herein, no failure to provide any such supplement or amendment to the FIDELITY BANKSHARES DISCLOSURE SCHEDULE shall constitute the failure of any condition set forth in Article IX to be satisfied unless the underlying breach or inaccuracy would individually or collectively result in the failure of a condition set forth in Article IX to be satisfied.

     7.5. Consents and Approvals of Third Parties.

     Fidelity Bankshares and Fidelity Federal Bank & Trust shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     7.6. All Reasonable Efforts.

     Subject to the terms and conditions herein provided, Fidelity Bankshares agrees to use and agrees to cause Fidelity Federal Bank & Trust to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     7.7. Failure to Fulfill Conditions.

     In the event that Fidelity Bankshares determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify FCB.

     7.8. Employee Benefits.

          7.8.1. Fidelity Bankshares agrees that it will honor all Compensation and Benefit Plans in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be required or permitted by this Agreement. Following the Effective Time, Fidelity Bankshares shall provide Continuing Employees (as defined below in Section 7.8.6) with compensation and benefits under the Fidelity

     Federal Bank & Trust's currently available tax qualified benefit plans. All FCB Employees who become participants in a Fidelity Bankshares Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for service as an employee of FCB or any FCB Subsidiary or any predecessor thereto prior to the Effective Time, provided, however, that credit for prior service shall not be given under the Fidelity Bankshares ESOP, or to the extent that providing such credit would result in a duplication of benefits; and provided further, that credit for prior service with FCB or a FCB Subsidiary shall also be given for benefit accrual purposes under any vacation policy or plan of Fidelity Bankshares or under any severance compensation plan for employees that Fidelity Bankshares has or may adopt in the future. This Agreement shall not be construed to limit the ability of Fidelity Bankshares or Fidelity Federal Bank & Trust to terminate the employment of any employee or to review employee benefits programs from time to time, or to make such changes as they deem appropriate, subject to the terms and conditions of such programs, or to terminate any Compensation and Benefit Plan.

          7.8.2. In the event of any termination of any FCB or First Community Bank health plan or consolidation of any such plan with any Fidelity Bankshares or Fidelity Federal Bank & Trust health plan or to the extent that an employee of FCB or any FCB Subsidiary who continues employment with Fidelity Bankshares or a Fidelity Bankshares Subsidiary ("Continuing Employee") participates in a Fidelity Bankshares health plan, Fidelity Bankshares shall make available to such Continuing Employees and their dependents employer-provided health coverage (including medical, dental, pharmaceutical and/or vision benefits) on the same basis as it provides such coverage to Fidelity Bankshares employees. Unless a Continuing Employee affirmatively terminates coverage under a FCB health plan prior to the time that such Continuing Employee becomes eligible to participate in the Fidelity Bankshares health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the FCB health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Fidelity Bankshares and their dependents. In the event of a termination or consolidation of any FCB health plan, terminated FCB employees and qualified beneficiaries will have the right to continued coverage under group health plans of Fidelity Bankshares in accordance with Code Section 4980B(f), consistent with the provisions below. In the event of any termination of any FCB health plan, or consolidation of any FCB health plan with any Fidelity Bankshares health plan, any coverage limitation under the Fidelity Bankshares health plan due to any pre-existing condition shall be waived by the Fidelity Bankshares health plan to the degree that such condition was covered by the FCB health plan and such condition would otherwise have been covered by the Fidelity Bankshares health plan in the absence of such coverage limitation. All FCB Employees who cease participating in an FCB health plan and become participants in a comparable Fidelity Bankshares health plan shall receive credit for any co-payment and deductibles paid under FCB's health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the Fidelity Bankshares health plan, upon substantiation, in a form satisfactory to Fidelity Bankshares that such co-payment and/or deductible has been satisfied.

          7.8.3. Fidelity Federal Bank & Trust shall enter into an employment agreement with Dale Morris pursuant to which Mr. Morris will become a Senior Vice President of Fidelity Federal Bank & Trust, concurrent with this Agreement as set forth at FIDELITY

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

     BANKSHARES DISCLOSURE SCHEDULE 7.8.3. This employment agreement would be effective as of the Effective Time.

     7.9. Directors and Officers Indemnification and Insurance.

          7.9.1. Fidelity Bankshares shall maintain, or shall cause Fidelity Federal Bank & Trust to maintain, in effect for three years following the Effective Time, the current directors' and officers' liability insurance policies maintained by FCB (provided, that Fidelity Bankshares may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Fidelity Bankshares be required to expend pursuant to this
     Section 7.9.1 more than an amount equal to 125% of the current annual amount expended by FCB with respect to such insurance, as set forth in FCB DISCLOSURE SCHEDULE 7.9.1 (the "Maximum Amount"); provided, further, that if the amount of the aggregate premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Fidelity Bankshares shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, FCB agrees in order for Fidelity Bankshares to fulfill its agreement to provide directors and officers liability insurance policies for three years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

          7.9.2. In addition to Section 7.9.1, Fidelity Bankshares shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of FCB or an FCB Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of FCB or a FCB Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under Florida law (to the extent not prohibited by Federal law), and FCB's Articles of Incorporation and Bylaws. Any Indemnified Party wishing to claim indemnification under this Section 7.9.2 upon learning of any Claim, shall notify Fidelity Bankshares (but the failure so to notify Fidelity Bankshares shall not relieve it from any liability which it may have under this Section 7.9.2, except to the extent such failure materially prejudices Fidelity Bankshares).

          7.9.3. In the event that either Fidelity Bankshares or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Fidelity Bankshares shall assume the obligations set forth in this Section 7.9.

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

          7.9.4.  The  obligations  of Fidelity  Bankshares  provided under this
     Section 7.9 are intended to be enforceable against Fidelity Bankshares directly by the Indemnified Parties and their heirs and representatives and shall be binding on all respective successors and permitted assigns of Fidelity Bankshares. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

     7.10. Stock Listing.

     Fidelity Bankshares agrees to list on the Nasdaq (or such other national securities exchange on which the shares of the Fidelity Bankshares Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of Fidelity Bankshares Common Stock to be issued in the Merger.

     7.11. Stock and Cash Reserve.

     Fidelity Bankshares agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of Fidelity Bankshares Common Stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

     7.12. Communications to FCB Employees; Training

     Fidelity Bankshares and FCB agree that as promptly as practicable following the execution of this Agreement, meetings with employees of FCB and First Community Bank shall be held at such location as Fidelity Bankshares and FCB shall mutually agree, provided that representatives of FCB shall be permitted to attend such meetings, to announce the proposed Merger. Fidelity Bankshares and FCB shall mutually agree as to the scope and content of all communications to the employees of FCB and First Community Bank. At mutually agreed upon times following execution of this Agreement, representatives of Fidelity Bankshares shall be permitted to meet with the employees of FCB and First Community Bank to discuss employment opportunities with Fidelity Bankshares, provided that representatives of FCB shall be permitted to attend any such meeting. From and after the Determination Date, Fidelity Bankshares shall also be permitted to conduct training sessions outside of normal business hours or at other times as FCB may agree, with the employees of FCB and First Community Bank and may conduct such training seminars at any branch location of First Community Bank; provided that Fidelity Bankshares will in good faith attempt to schedule such training sessions in a manner which does not unreasonably interfere with First Community Bank's normal business operations.

                                  ARTICLE VIII
                          REGULATORY AND OTHER MATTERS

     8.1. Meeting of Stockholders.

          8.1.1. FCB will (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, for the purpose of considering this Agreement and the Merger (the "FCB Stockholders Meeting"), (ii) in connection with the solicitation of proxies with respect to the FCB Stockholders Meeting, have its Board of Directors

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

     recommend approval of this Agreement to the FCB stockholders; and (iii) cooperate and consult with Fidelity Bankshares with respect to each of the foregoing matters. The Board of Directors of FCB may fail to make such a recommendation referred to in clause (ii) above, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the advice of its outside financial and legal advisors, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

     8.2. Proxy Statement-Prospectus; Merger Registration Statement.

          8.2.1. For the purposes (x) of registering Fidelity Bankshares Common Stock to be offered to holders of FCB Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the FCB Stockholders Meeting, Fidelity Bankshares shall draft and prepare, and FCB shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by FCB to the FCB stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). Fidelity Bankshares shall provide FCB and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus, and shall incorporate all appropriate comments thereto, prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. Fidelity Bankshares shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of Fidelity Bankshares and FCB shall use its best efforts to have the Merger Registration
     Statement declared effective under the Securities Act as promptly as practicable after such filing, and FCB shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. Fidelity Bankshares shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and FCB shall furnish all information concerning FCB and the holders of FCB Common Stock as may be reasonably requested in connection with any such action.

          8.2.2. Fidelity Bankshares shall, as soon as practicable, file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. Fidelity Bankshares will advise FCB promptly after Fidelity Bankshares receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualifications of the shares of Fidelity Bankshares Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and Fidelity Bankshares will provide FCB with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as FCB may reasonably request.

          8.2.3. FCB and Fidelity Bankshares shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact

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

     required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, FCB shall cooperate with Fidelity Bankshares in the preparation of a supplement or amendment to such Proxy
     Statement-Prospectus that corrects such misstatement or omission, and Fidelity Bankshares shall file an amended Merger Registration Statement with the SEC, and each of FCB and Fidelity Bankshares shall mail an amended Proxy Statement-Prospectus to FCB's stockholders.

     8.3. Regulatory Approvals.

     Each of FCB and Fidelity Bankshares will cooperate with the other and use all reasonable efforts to promptly prepare and as soon as practicable following the date hereof, file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the OTS, the FRB, and the Department and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. FCB and Fidelity Bankshares will furnish each other and each other's counsel with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of FCB or Fidelity Bankshares to any Bank Regulator or governmental body in connection with the Merger, Bank Merger and the other transactions contemplated by this Agreement. FCB shall have the right to review and approve in advance all characterizations of the information relating to FCB and any of its Subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, FCB and Fidelity Bankshares shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

     8.4. Affiliates.

          8.4.1. FCB shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of FCB to deliver to Fidelity Bankshares, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the FCB Stockholders Meeting, a written agreement, in the form of Exhibit C hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Fidelity Bankshares Common Stock to be received by such "affiliate" as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

                                   ARTICLE IX
                               CLOSING CONDITIONS

     9.1. Conditions to Each Party's Obligations under this Agreement.

     The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

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

          9.1.1. Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of FCB.

          9.1.2. Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

          9.1.3. Regulatory Approvals. All Regulatory Approvals required to complete the Merger and the Bank Merger shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired.

          9.1.4. Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Fidelity Bankshares Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

          9.1.5. Nasdaq Listing. The shares of Fidelity Bankshares Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

          9.1.6. Tax Opinions. On the basis of facts, representation and assumptions which shall be consistent with the state of facts existing at the Closing Date, Fidelity Bankshares shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., reasonably acceptable in form and substance to Fidelity Bankshares, and FCB shall have received an opinion of Werner & Blank, reasonably acceptable in form and substance to FCB, each dated as of the Closing Date, substantially to the effect that, for Federal income tax purposes:

               (A) The Merger, when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of
          Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Code;

               (B) The Bank Merger will not adversely affect the Merger qualifying as a reorganization within the meaning of Section 368(a) of the Code;

               (C) No gain or loss will be recognized by Fidelity Bankshares, Fidelity Federal Bank & Trust, FCB or First Community Bank by reason of the Merger;

               (D) The exchange of Fidelity Bankshares Common Stock, to the extent exchanged for FCB Common Stock, will not give rise to the recognition of gain or loss for Federal income tax purposes to the stockholders of FCB;

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

               (E) The basis of the Fidelity Bankshares Common Stock to be received (including any fractional shares deemed received for tax purposes) by an FCB stockholder will be the same as the basis of the FCB Common Stock surrendered pursuant to the Merger in exchange therefor, increased by any gain recognized by such FCB stockholder as a result of the Merger and decreased by any cash received by such FCB stockholder in the Merger; and

               (F) The holding period of the shares of Fidelity Bankshares Common Stock to be received by a stockholder of FCB will include the period during which the stockholder held the shares of FCB Common Stock surrendered in exchange therefore, provided the FCB Common Stock surrendered is held as a capital asset at the Effective Time.

     9.2. Conditions to the Obligations of Fidelity Bankshares under this Agreement.

     The obligations of Fidelity Bankshares under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections
9.2.1 through 9.2.6 at or prior to the Closing Date:

          9.2.1. Representations and Warranties. Each of the representations and warranties of FCB set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in
     Section 4.1; and FCB shall have delivered to Fidelity Bankshares a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of FCB as of the Effective Time.

          9.2.2. Agreements and Covenants. FCB shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and Fidelity Bankshares shall have received a certificate signed on behalf of FCB by the Chief Executive Officer and Chief Financial Officer of FCB to such effect dated as of the Effective Time.

          9.2.3. Regulatory Conditions. No Regulatory Approval required for consummation the Merger and Bank Merger includes any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that could reasonably be expected by Fidelity Bankshares to result in a Material Adverse Effect on Fidelity Bankshares and its Subsidiaries, taken as a whole.

          9.2.4. Dissenting Shares. As of immediately prior to the Effective Time, not more than 7% of the issued and outstanding shares of FCB Common Stock shall have dissented to the Merger under the FBCA, and preserved, as of immediately prior to the Effective Time, the right to pursue their right of appraisal for the fair value of their shares of FCB Common Stock under the FBCA.

          9.2.5. Permits, Authorizations, Etc. FCB and the FCB Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals

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

     required for the lawful consummation of the Merger and the Bank Merger, the failure of which to obtain would have a Material Adverse Effect on Fidelity Bankshares and its Subsidiaries, taken as a whole.

          9.2.6. Leases. Fidelity Bankshares shall have received written confirmation from the lessors' of First Community Bank's branch facilities of Fidelity Bankshares' right to assume the leases on substantially the same terms and conditions as currently exist, of First Community Bank's branch facilities.

     9.3. Conditions to the Obligations of FCB under this Agreement.

     The obligations of FCB under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.5 at or prior to the Closing Date:

          9.3.1. Representations and Warranties. Each of the representations and warranties of Fidelity Bankshares set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 5.1; and Fidelity Bankshares shall have delivered to FCB a certificate to such effect signed by the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer of Fidelity Bankshares as of the Effective Time.

          9.3.2. Agreements and Covenants. Fidelity Bankshares shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and FCB shall have received a certificate signed on behalf of Fidelity Bankshares by the Chief Executive Officer or Chief Operating Officer and Chief Financial Officer of Fidelity Bankshares to such effect dated as of the Effective Time.

          9.3.3.  Permits,  Authorizations,  Etc.  Fidelity  Bankshares  and its
     Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger, the failure of which to obtain would have a Material Adverse Effect on Fidelity Bankshares and its Subsidiaries, taken as a whole.

          9.3.4. Payment of Merger Consideration. Fidelity Bankshares shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide FCB with a certificate evidencing such delivery.

                                   ARTICLE X
                                   THE CLOSING

     10.1. Time and Place.

     Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335

Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the date determined by Fidelity Bankshares, in its sole discretion, upon five (5) days prior written notice to FCB, but in no event later than thirty days (30) after the last condition precedent (other than those conditions that relate to actions to be taken at the Closing, but subject to the fulfillment or waiver of those conditions) pursuant to this agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which Fidelity Bankshares and FCB mutually agree. Notwithstanding the foregoing, and at Fidelity Bankshares' sole discretion, such Closing may occur on the close of business on January 7, 2005 (provided that all conditions precedent have been fulfilled or waived, including the expiration of any applicable waiting period). A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date (the "Pre-Closing Date").

     10.2. Deliveries at the Pre-Closing and the Closing.

     At the Pre-Closing there shall be delivered to Fidelity Bankshares and FCB the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, Fidelity Bankshares shall deliver the Merger Consideration as set forth under
Section 9.3.4 hereof.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

     11.1. Termination.

     This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of FCB:

          11.1.1. At any time by the mutual written agreement of Fidelity Bankshares and FCB;

          11.1.2. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by FCB) or Section 9.3.1 (in the case of a breach of a representation or warranty by Fidelity Bankshares);

          11.1.3. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature

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

     cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by FCB) or Section 9.3.2 (in the case of a breach of covenant by Fidelity Bankshares);

          11.1.4. At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Fidelity Bankshares and FCB; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

          11.1.5. By either party, if the stockholders of FCB shall have voted at the FCB Stockholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve and adopt such transactions;

          11.1.6. By either party if (i) final action has been taken by a Bank Regulator whose approval is required in order to satisfy the conditions to the parties' obligations to consummate the transactions contemplated hereby as set forth in Article IX, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

          11.1.7. By the Board of Directors of Fidelity Bankshares if FCB has received a Superior Proposal and the Board of Directors of FCB has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, withdrawn its recommendation of this Agreement, has failed to make such recommendation or has modified or qualified its recommendation in a manner adverse to Fidelity Bankshares.

          11.1.8.  By the  Board  of  Directors  of FCB if FCB  has  received  a
     Superior Proposal and the Board of Directors of FCB has made a determination to accept such Superior Proposal; provided that FCB shall not terminate this Agreement pursuant to this Section 11.1.8 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following Fidelity Bankshares' receipt of written notice advising Fidelity Bankshares that FCB has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether FCB intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, FCB shall provide a reasonable opportunity to Fidelity Bankshares during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable FCB to proceed with the Merger on such adjusted terms.

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

          11.1.9. By FCB, if its Board of Directors so determines by a majority vote of the members of its entire Board, at any time during the five-day period commencing on the Determination Date, such termination to be effective on the 30th day following such Determination Date ("Effective Termination Date"), if both of the following conditions are satisfied:

               (i) The Fidelity Bankshares Market Value on the Determination Date is less than $29.97; and

               (ii) the number obtained by dividing the Fidelity Bankshares Market Value on the Determination Date by the Initial Fidelity Bankshares Market Value ($37.46) ("Fidelity Bankshares Ratio") shall be less than the quotient obtained by dividing the Final Index Price by the Initial Index Price minus 0.20;

     subject, however, to the following three sentences. If FCB elects to exercise its termination right pursuant to this Section 11.1.9, it shall give prompt written notice thereof to Fidelity Bankshares. During the five business day period commencing with its receipt of such notice, Fidelity Bankshares shall have the option of paying additional Merger Consideration in the form of Fidelity Bankshares Common Stock, cash, or a combination of Fidelity Bankshares Common Stock and cash so that the Aggregate Fidelity Bankshares Share Amount shall be valued at the lesser of (i) the product of
     0.80 and the Initial Fidelity Bankshares Market Value multiplied by the Exchange Ratio or (ii) the product obtained by multiplying the Index Ratio by the Initial Fidelity Bankshares Market Value multiplied by the Exchange Ratio. If within such five business day period, Fidelity Bankshares delivers written notice to FCB that it intends to proceed with the Merger by paying such additional consideration, as contemplated by the preceding sentence, then no termination shall have occurred pursuant to this Section
     11.1.9 and this Agreement shall remain in full force and effect in accordance with its terms (except that the Merger Consideration shall have been so modified).

          For purposes of this Section 11.1.9, the following terms shall have the meanings indicated below:

          "Acquisition Transaction" shall mean (i) a merger or consolidation, or any similar transaction, involving the relevant companies, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of the relevant companies, (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the relevant companies; or
     (iv) agree or commit to take any action referenced above.

          "Determination Date" shall mean the first date on which all Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger and the Bank Mergers have been received.

          "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the weighting set forth opposite such company's name in the definition of Index Group below.

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

          "Final Price," with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company (and if there is no closing sales price on any such day, then the mean between the closing bid and the closing asked prices on that day), as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the ten consecutive trading days immediately preceding the Determination Date.

          "Fidelity Bankshares Market Value" shall be the average of the daily closing sales prices of a share of Fidelity Bankshares Common Stock as reported on the Nasdaq National Market for the ten consecutive trading days immediately preceding the Determination Date.

          "Index Group" means the financial institution holding companies or financial institutions listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been an Acquisition Transaction involving such company publicly announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date. In the event that the common stock of any such company ceases to be publicly traded or an Acquisition Proposal for such company to be acquired, or for such company to acquire another company in transaction with a value exceeding 25% of the acquiror's market capitalization as reflected in the table below, is announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The financial institution holding companies and financial institutions and the weights attributed to them are as follows:

               Company Name                        Weight (%)       Index Price
               ------------                        ----------       -----------

     KNTB Bancorp, Inc.                              6.40%             $16.80
     TrustCo Bank Corp NY                           12.08%             $13.05
     BankAtlantic Bancorp, Inc.                     12.85%             $18.77
     Harbor Florida Bancshares, Inc.                 9.55%             $32.23
     First Financial Holdings, Inc.                  4.70%             $30.52
     OceanFirst Financial Corp.                      4.02%             $24.36
     BankUnited Financial Corporation               10.59%             $28.84
     Berkshire Hills Bancorp, Inc.                   2.79%             $38.17
     First Niagara Financial Group, Inc.            14.02%             $13.47
     Provident Bancorp, Inc.                         5.65%             $11.44
     Provident Financial Services, Inc.             17.34%             $17.71
                                                   ------
                                                   100.00%
                                                   ======

          "Initial Fidelity Bankshares Market Value" equals $37.46, adjusted as indicated in the last sentence of this Section 11.1.9.

          "Initial Index Price" means the sum of the per share closing sales price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transaction reporting system for the market or

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

     exchange on which such common stock is principally traded for the ten consecutive trading days immediately preceding the public announcement of this Agreement ($20.28).

          "Index Ratio" shall be the Final Index Price divided by the Initial Index Price.

     If Fidelity Bankshares or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 11.1.9.

     11.2. Effect of Termination.

          11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.2, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.9, 12.10, 12.11, and any other
     Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

          11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

               (A) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

               (B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

               (C) As a condition of Fidelity Bankshares' willingness, and in order to induce Fidelity Bankshares to enter into this Agreement, and to reimburse Fidelity Bankshares for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, FCB hereby agrees to pay Fidelity Bankshares, and Fidelity Bankshares shall be entitled to payment of, a fee of $1,250,000 (the "Fee"), within three business days after written demand for payment is made by Fidelity Bankshares, following the occurrence of any of the events set forth below:

                    (i) FCB terminates this Agreement pursuant to Section 11.1.8 or Fidelity  Bankshares  terminates  this  Agreement  pursuant to
               Section 11.1.7; or

                    (ii) The entering into a definitive agreement by FCB relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving FCB within eighteen months after the occurrence of any of the following: (i) the termination of this Agreement by Fidelity Bankshares pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by FCB or any FCB
               Subsidiary after the occurrence of an Acquisition Proposal has been

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

               publicly announced or otherwise made known to FCB; or (ii) the termination of this Agreement by Fidelity Bankshares or FCB pursuant to Section 11.1.5 because of the failure of the stockholders of FCB to approve this Agreement at the FCB
               Stockholders Meeting after the occurrence of an Acquisition Proposal has been publicly announced or otherwise made known to the stockholders of FCB.

               (D) If demand for payment of the Fee is made pursuant to Section 11.2.2(C) and payment is timely made, then Fidelity Bankshares will not have any other rights or claims against FCB or its Subsidiaries, or their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of Fidelity Bankshares against FCB and its Subsidiaries and their respective officers and directors.

     11.3. Amendment, Extension and Waiver.

     Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of FCB), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement,
(b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of FCB, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to FCB's stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to this
Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

                                  ARTICLE XII
                                  MISCELLANEOUS

     12.1. Confidentiality.

     Except as specifically set forth herein, Fidelity Bankshares and FCB mutually agree to be bound by the terms of the confidentiality agreement dated June 22, 2004 (the "Confidentiality Agreement") previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto (including pursuant to Sections 6.2 and 6.3) shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Confidentiality Agreement. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its terms, notwithstanding the termination of this Agreement.

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

     12.2. Public Announcements.

     FCB and Fidelity Bankshares shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither FCB nor Fidelity Bankshares shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

     12.3. Survival.

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

     12.4. Notices.

     All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

          If to FCB, to:                  Dale Morris
                                          President and Chief Executive Officer
                                          First Community Bancorp, Inc.
                                          104 South Lake Avenue
                                          Pahokee, Florida 334716


          With required copies to:        Thomas Blank, Esq.
                                          Werner & Blank
                                          7205 West Central Avenue
                                          Toledo, Ohio 43617


          If to Fidelity Bankshares, to:  Vince A. Elhilow
                                          President and Chief Executive Officer
                                          Fidelity Bankshares, Inc.
                                          205 Datura Street
                                          West Palm Beach, Florida 33401
                                          Fax: (561) 803-9985

          With required copies to:        Alan Schick, Esq.
                                          Luse Gorman Pomerenk & Schick, P.C.
                                          5335 Wisconsin Avenue, N.W., Suite 400
                                          Washington, D.C. 20015
                                          Fax: (202) 362-2902

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

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

     12.5. Parties in Interest.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Article III and Section 7.8) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

     12.6. Complete Agreement.

     This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreements referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement referred to in Section 12.1) between the parties, both written and oral, with respect to its subject matter.

     12.7. Counterparts.

     This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy of a signature page shall be deemed to be an original signature page.

     12.8. Severability.

     In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

     12.9. Governing Law.

     This Agreement shall be governed by the laws of Florida, without giving effect to its principles of conflicts of laws.

     12.10. Interpretation.

     When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement.
References  to  Sections  include  subsections,  which

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

are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     12.11. Specific Performance.

     The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     12.12. Waiver of Trial by Jury.

     The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based hereon, or rising out of, under, or in connection with this agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party in connection with such agreements.

     IN WITNESS WHEREOF, Fidelity Bankshares and FCB have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                                  Fidelity Bankshares, Inc.


Dated:    September 22, 2004                      By:/s/ Vince A. Elhilow
                                                      --------------------------
                                                      Name:  Vince A. Elhilow
                                                      Title: President and Chief
                                                             Executive Officer





                                                  First Community Bancorp, Inc.


Dated:   September 22, 2004                          By:/s/ Dale Morris
                                                      --------------------------
                                                      Name:  Dale Morris
                                                      Title: President and Chief
                                                             Executive Officer














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